Exhibit 99.2

Second Quarter 2019 Earnings Presentation

Forward Looking Statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market (i.e., fair) value of MFA’s MBS, residential whole loans, CRT securities and other assets; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in our portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows, or in certain circumstances, other-than-temporary impairment on certain Legacy Non-Agency MBS purchased at a discount; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; targeted or expected returns on MFA’s investments in recently-originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, prepayment risk, credit risk and financing cost associated with such investments; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks, and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a 2result of new information, future events or otherwise.

Executive summary (1) • MFA’s GAAP EPS and Core earningsin the second quarter of 2019 were $0.20, as our whole loan portfolio continued to make meaningful and growing contributions to our results. • For the second quarter of 2019, MFA acquired approximately $1.4 billion of assets, increasing its portfolio by $391 million. As we continue to execute our investment strategy, we have achieved seven consecutive quarters of net investment portfolio growth. • Our second quarter dividend to common stockholders of $0.20 was paid on July 31. • Book value at June 30, 2019 was $7.11, unchanged from the prior quarter. • Estimated undistributed taxable income was $0.05 per share at June 30, 2019. (1) Core earnings is a Non-GAAP financial measure of MFA’s operating performance that is calculated by adjusting GAAP net income to exclude the impact of unrealized gains and losses on certain of our investments. Refer to slide 25 for additional information, including a reconciliation of GAAP net income to Core earnings. 3

Executive summary (cont'd.) • Second quarter investment activity was very robust as we purchased approximately $1.4 billion of assets and increased our portfolio by $391 million during the quarter.  We added $913 million of Purchased Performing Loans.(1)  We continue to pursue new investment structures to strengthen our originator relationships and gain access to loan flow.  We purchased an additional $354 million of MSR-related assets in the second quarter. (1) Purchased Performing Loans are comprised of Non-QM loans, Fix and Flip Loans, Single Family Rental Loans and Seasoned Performing Loans. They are included, along with Purchased Credit Impaired Loans, in Residential whole loans held at carrying value on our consolidated balance sheet. 4

Executive summary (cont'd.) • Loan portfolio growth from Purchased Performing Loans has increased interest income in 2019:  Loans held at carrying value(1) produced $57.9 million of interest income in the second quarter of 2019 (versus $49.6 million in Q1 2019 and $100.9 million for all of 2018).  $46.9 million of this $57.9 million of interest income was from Purchased Performing Loans, up from $38.2 million in Q1 2019. • MFA’s asset management team maintains oversight of servicing of our credit sensitive loans, particularly non-performing loans, to improve outcomes and expected returns. • Strong credit fundamentals continue to drive performance of our Legacy Non-Agency portfolio, which generated an unlevered yield in the second quarter of 11.30%. (1) As of June 30, 2019, Residential whole loans held at carrying value includes $3.6 billion of Purchased Performing Loans and $745.7 million of Purchased Credit Impaired Loans. 5

Investment strategy • Continue to grow investment assets  Purchased Performing Loans are providing recurring (and increasing) portfolio growth  Opportunistic growth in other asset classes • Optimize Balance Sheet/Capital Structure  Modest increase in leverage (including securitization) to support asset growth  Produce attractive returns that are comparable to peers, but with less risk due to lower leverage, less interest rate exposure and reduced prepayment sensitivity • Manage existing portfolio  Strategic sales of Legacy Non-Agency MBS 6

Market conditions and investment activity • Expand investment opportunities in the form of newly originated whole loans. Acquiring these assets is a unique process:  Long gestation periods  Creative approach to partnering with originators  Flow vs bulk purchases • Opportunities still exist to purchase non-performing and re-performing credit sensitive whole loans. 7

Higher sequential quarter GAAP EPS and Core earnings

Summary Income Statement	Q2 2019 $ in mm	Q1 2019 $ in mm
Net Interest Income:		
MBS, CRT, MSR-related	$ 42.4	$ 45.0
Residential whole loans [1]	19.2	17.6
Other interest earning assets less interest on Convertible Senior Notes and Senior Notes	(1.7)	(0.7)
Net Interest Income	$ 59.9	$ 61.9
Other Income, net:		
Net gains on residential whole loans measured at fair value	51.5	25.3
Net income impact of MBS and CRT sales [2]	6.6	19.1
Unrealized gain/(loss) on CRT securities measured at fair value	(0.9)	8.2
Net loss on Agency MBS and related swap hedges measured at fair value	(5.4)	(3.0)
Other	5.1	1.6
Other Income, net:	$ 56.9	$ 51.2
Operating and Other Expenses	(23.7)	(24.2)
Preferred Dividends	(3.8)	(3.8)
Net Income Available to Common Shareholders	$ 89.3	$ 85.1
Earnings Per Common Share	$ 0.20	$ 0.19
Core Earnings Per Common Share	$ 0.20	$ 0.17

(1) Includes interest expense on financing associated with all residential whole loans. Interest income received on residential whole loans held at fair value is reported in Other Income in Net gains on residential whole loans measured at fair value.

(2) Net income impact of MBS and CRT securities sold is comprised of:

Realized gains on MBS and CRT securities sold	$7.7	$24.6
Reversal of previously unrealized gains on sold CRT securities held at fair value	$(1.1)	$(5.5)
	$6.6	$19.1

GAAP EPS $0.01 higher. Core Earnings $0.03 higher. Q2 2019 net income drivers include:

- Higher other income, as additional net gains on whole loans measured at fair value were partially offset by:
  - Lower realized gains on MBS and CRT sales;
  - Higher net loss on 30-Year Agency MBS and related swap hedges; and
  - Relatively flat marks on CRT portfolio.
- Net interest income essentially unchanged as growth in Purchased Performing Loans and MSR-related assets was offset by:
  - Lower yields and amounts invested in residential mortgage securities; and
  - Interest expense from convertible debt issued in Q2.
- Operating and other expenses declined slightly primarily due to lower costs associated with managing our loan and REO portfolios.

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Second quarter 2019 investment flows • Continued robust investment activity with asset acquisitions of approximately $1.4 billion. • Investment portfolio grew by $391 million in the second quarter as we continue to expand our new loan initiatives. • Opportunistic sales of $195 million of residential mortgage securities in the quarter. 2nd Quarter 2nd Quarter 2nd Quarter $ in Millions March 31, 2019 June 30, 2019 and other $5,527 $(313) $1,000 $37 $6,251 $724 and REO (1) Includes sales for the quarter of $103.3 million of Agency MBS, $21.2 million of CRT Securities, $28.2 million of Legacy Non-Agency MBS and $42.6 million of RPL/NPL MBS. 9 Sales(1), MTM RunoffAcquisitionschangesChange Residential Whole Loans RPL/NPL MBS$1,285$(218)$9$(39)$1,037$(248) MSR-Related Assets$825$(12)$354$3$1,170$345 CRT Securities$424$—$6$(23)$407$(17) Legacy Non-Agency MBS$1,814$(124)$2$(1)$1,691$(123) Agency MBS$2,547$(194)$—$(96)$2,257$(290) Totals$12,422$(861)$1,371$(119)$12,813$391

Strong portfolio growth since expanding investment strategy to include Non-QM, Fix and Flip and SFR Loans • Since expanding our investment universe to include Purchased Performing Loans, our investment portfolio has grown by over $2.9 billion since the end of Q3 2017. Residential whole loans and REO have grown by approximately $4.4 billion since the end of Q3 2017 and are currently our largest asset class.  Non-QM, Fix and Flip and SFR Loans have grown from $0 since the end of Q3 2017 to over $3.4 billion at the end of Q2 2019 and now represent 27% of our investment portfolio. • Total Investment Residential Whole Non-QM, Fix and (in millions) Investment Whole Loans and 10 % of Total% of Residential PortfolioLoans and REOPortfolioFlip and SFR LoansREO 9/30/17$9,878 $1,88119% $——% 12/31/17$9,901 $2,38624% $1185% 3/31/18$10,018 $2,83828% $32611% 6/30/18$10,160 $3,60135% $84523% 9/30/18$11,488 $4,14436% $1,39934% 12/31/18$12,053 $4,93241% $1,99540% 3/31/19$12,422 $5,52744% $2,73549% 6/30/19$12,813 $6,25149% $3,44655% Change (9/30/17 to 6/30/19)$2,935 $4,370 $3,446

MFA's yields and spreads remain attractive • Despite nine Fed Fund increases over three years, MFA’s interest rate spread has remained stable and attractive.  During this period, yield on interest earning assets has risen.  Funding costs have risen slower than Fed Funds. • Going forward, MFA’s funding costs are expected to benefit from falling short term rates in anticipation of rate cuts by the Federal Reserve.  At June 30, 2019, the ratio of MFA’s outstanding interest rate swaps to repo financings was 31%, down from 41% at the end of 2018. 1mth Libor has declined 27bp year to date. 16bp of the decline occurred in July.  MFA's Yield on interest earning assets, MFA's net interest rate spread and Fed Funds 6.0% 3.0% 5.0% 2.5% 4.0% 2.0% 3.0% 1.5% 2.0% 1.0% 1.0% 0.5% 0.0% 0.0% 11 Q3 ‘15 Q4 ‘15 Q1 ‘16 Q2 ‘16 Q3 ‘16 Q4 ‘16 Q1 ‘17 Q2 ‘17 Q3 ‘17 Q4 ‘17 Q1 ‘18 Q2 ‘18 Q3 ‘18 Q4 ‘18 Q1 ‘19 Q2 '19 Yield on interest earning assets (Left Axis) Net interest rate spread (Left Axis) Fed Funds (Right Axis) Yield and Spread (%) Fed Funds (%)

Second quarter 2019 yields and spreads by asset type

Asset	Amount (millions)	Net Equity Allocated (millions)	Yield/ Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Whole Loans at Carrying Value	$4,392	$1,747	5.65% [1]	(4.16)% [3]	1.49%	1.5x
Whole Loans at Fair Value	$1,526	$308	N/A [2]	(4.10)%	N/A	4.0x
Legacy Non-Agency MBS	$1,691	$415	11.30%	(3.30)% [3]	8.00%	3.1x
RPL/NPL MBS	$1,037	$228	4.98%	(3.39)%	1.59%	3.5x
Agency MBS	$2,257	$192	2.50%	(2.56)% [3]	(0.06)%	10.8x
Credit Risk Transfer Securities	$407	$82	5.06%	(3.33)%	1.73%	4.0x
MSR-Related Assets	$1,170	$249	5.34%	(3.48)%	1.86%	3.7x

(1) Net of servicing expense.
(2) These residential whole loans produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these investments of 5-7%.
(3) Agency MBS cost of funds reduced by 9 bps and Legacy Non-Agency cost of funds reduced by 14 bps associated with swaps to hedge interest rate sensitivity on these assets. Whole Loans at Carrying Value cost of funds increased by 7 bps associated with swaps to hedge interest rate sensitivity on these assets.

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MFA's net interest rate sensitivity remains low at 1.11

- Excluding hedges, our asset duration remains relatively low at 1.57.
- Our assets continue to be primarily sensitive to mortgage credit fundamentals.
- In addition, our leverage remains low, with a debt-to-equity ratio of 2.8x.

Duration Risk

Assets (in millions)		Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs	$	1,441	4.49%	0.4
RPL/NPL MBS	$	1,037	5.13%	0.5
Non-Agency Fixed Rate	$	657	5.85%	3.0
Residential Whole Loans	$	5,962	5.51%	2.2
MSR-Related Assets	$	1,170	4.40%	0.9
Agency ARMs	$	985	4.32%	0.8
Agency 15-Year Fixed Rate	$	656	3.12%	2.3
Agency 30-Year Fixed Rate	$	616	4.50%	1.5
Cash, cash equivalents and Other Assets	$	599		0.2
Total Assets	**$**	**13,123**		**1.57**

Hedging Instruments (in millions)		Notional/ Market Value	Duration
Swaps (Less than 3 years)	$	2,430	-1.4
Swaps (3-10 years)	$	297	-3.8
Securitized and Other Fixed Rate Debt	$	961	-1.8
Total Hedges	**$**	**3,688**	**-1.7**

Estimated Net Duration	1.11

Portfolio sensitivity to Rates

Parallel interest rate shift	Estimated Change in portfolio value (1)	Estimated Change as a % of Equity
-100bp	0.8%	3.2%
-50bp	0.5%	1.9%
+50bp	-0.6%	-2.4%
+100bp	-1.4%	-5.3%

(1) Includes the impact of estimated valuation changes in residential whole loans and certain other assets that are held at carrying value. For GAAP reporting purposes, valuation changes for these assets are not included in the determination of net income or changes in shareholders' equity for any given period.

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MFA’s strategy continues to limit quarterly book value fluctuations Quarterly change in MFA's Book Value (left axis) and MFA's Asset Duration by Quarter (right axis) • Through asset selection and risk management MFA has consistently limited quarterly book value fluctuations. Since 2014 MFA’s average quarterly book value change has been less than 2%. Largest quarterly book value decline was 4%. Protecting book value gives MFA the ability to take advantage of new opportunities as they arise. 15% 2.5 10% • 2.0 5% 1.5 0% 1.0 • -5% 0.5 -10% -15% 0.0 Q1’ 14 Q2’ 14 Q4 '14 Q2 '15 Q4 '15 Q2 '16 Q4 '16 Q2 '17 Q4 '17 Q2 '18 Q4 '18 Q2’19 14

Continued positive fundamentals National HPA-YoY As of May 2019 residential mortgage U-3 Unemployment Rate As of June 2019 credit 3.7% 10% Source: Zillow Source: NY FED # of Units (millions) Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 May-03 Dec-03 Jul-04 Feb-05 Sep-05 Apr-06 Nov-06 Jun-07 Jan-08 Aug-08 Mar-09 Oct-09 May-10 Dec-10 Jul-11 Feb-12 Sep-12 Apr-13 Nov-13 Jun-14 Jan-15 Aug-15 Mar-16 Oct-16 May-17 Dec-17 Jul-18 Feb-19 Jun-03 Mar-04 Dec-04 Sep-05 Jun-06 Mar-07 Dec-07 Sep-08 Jun-09 Mar-10 Dec-10 Sep-11 Jun-12 Mar-13 Dec-13 Sep-14 Jun-15 Mar-16 Dec-16 Sep-17 Jun-18 Mar-19 12% 10% 8% 6% 4% 2% 0% Source: Corelogic 12% 10% 8% 6% 4% 2% 0% Source: BLS National for Sale Inventory As of May 2019 2.1 2.0 1.9 1.8 1.7 1.6 1.5 1.4 1.3 1.2 1.1 1.0 90+ Day Delinquencies on Mortgages As of Q1-2019 8% 6% 4% 2% 0% 15 1.0% 1.58mm 3.6%

Residential whole loan portfolio We purchased approximately $1.0 billion of residential whole loans in the second quarter of 2019. We continue to grow our portfolio of Non-QM, Fix & Flip, and Single Family Rental loans by adding origination partners and developing our existing relationships. Seasoned RPL and NPL loans continue to out-perform our initial expectations. • • • 16

RPL portfolio delinquency characteristics • 87% of our RPL portfolio is less than 60 days delinquent. as of 6/30/2019 • On average, 27% of the 60+ days delinquent loans are making payments. • Prepayment speeds have outperformed expectations maintaining a range between 6% and 14%. 17

Non-Performing1 Performance of loans purchased before 6/30/18 • • Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. Measured by UPB at purchase, 35% (or approximately 3,200) of loans that were non-performing at purchase are either performing or have paid in full as of June 2019. • • In addition, 40% of our NPL portfolio has liquidated or reverted to REO. 78% of MFA modified loans are either performing today or have paid in full. 1Non-Performing at purchase defined as greater than or equal to 60 days delinquent 2Performing as of 6/30/2019 defined as less than 60 days delinquent or made a full P&I payment in June 2019 32018 only includes acquisitions prior to 6/30/2018 18 Acquisition Year 201420152016201720183Total Loan Count7432,3651,0693,1249778,278 UPB Purchased (in millions)$161.3$619.9$301.3$704.7$304.2$2,091.4 6/30/2019 Status Performing2/PIF37%27%30%37%53%35% Liquidation/REO50%52%51%33%16%40% Non-Performing13% 21% 19% 30% 31% 25% Total100%100%100%100%100%100%

Non-QM investments • We have been purchasing loans made to creditworthy borrowers who have limited conventional mortgage finance options. We have purchased over $2.5 billion UPB to date Delinquencies have remained very low with less than 0.8% greater than 60 days delinquent. Currently working with several origination partners. Able to achieve appropriate leverage through warehouse lines and potentially through capital markets transactions. Targeted yield on Non-QM assets in the mid 4% range and ROE of low double digits. • • • • • 19 Non-QM Portfolio Statistics (6/30/19) WA LTV66% WA FICO708 WA Coupon6.47% Avg Balance$436,756 Total UPB (in millions)$2,217.8 Hybrid ARM’s78% Fixed Rate22% Current and 30 Days DQ99.2% 60+Days DQ0.8% Top 2 States CA57% FL16%

Business purpose loans - Rehabilitation and Single Family Rental (SFR) Loans We continue to grow our holdings of Rehabilitation and SFR loans as we expand our existing originator relationships and develop new ones. Since inception we have acquired (including undrawn commitments) over $1.7 billion of Rehabilitation and SFR loans. Rehabilitation loans (“Fix and Flip”) • Fixed rate short term loans collateralized by residential property. Term is generally less than 24 months. Borrower intends to rehabilitate property and resell. Non-owner occupied business purpose loans. Target yield of 7%. • • • SFR Loans • Hybrid and fixed rate loans collateralized by residential property/properties. Term is 30 years. Borrower intends to rent out property. Non-owner occupied business purpose loans. Target yield of 6%. • • • * WA ARV-LTV: Weighted average after repair loan to value ** WA DSCR: Weighted average debt service coverage ratio 20 SFR Portfolio Statistics (6/30/19) WA LTV69% WA FICO740 WA DSCR**1.5x WA Coupon6.65% Hybrid Arm Loans65% UPB (in millions)$294.1 Current and 30 Days DQ99.6% 60+ Days DQ0.4% Rehabilitation Portfolio Statistics (6/30/19) WA ARV-LTV*65% WA FICO711 WA Orig Term14 WA Passthrough Rate7.33% UPB (in millions)$860.2 Undrawn Commitments (in millions)$100.4 Current and 30 Days DQ95.5% 60+ Days DQ4.5%

Summary • Continued robust investment activity, growing the portfolio for the seventh consecutive quarter. We purchased approximately $1.4 billion of assets and grew our portfolio by $391 million. • Net portfolio growth exceeds $750 million for the six months ended June 30, 2019. • AcquisitionsofPurchasedPerformingLoanscontinuestodriveinterestincome expansion and we expect this to continue. • Our investment strategy and portfolio continue stability. to deliver dividend and book value 21

Additional Information 22

Book value continues to be stable (0.05) (0.12) results in a reduction of unrealized gains 23 QTRYTD 6/30/196/30/19 Book value per common share at the beginning of the period$7.11$7.15 Net income available to common shareholders0.200.39 Common dividends declared(0.20)(0.40) Net change attributable to Agency MBS0.040.05 Impact of Discount Accretion and realization of gains on sale of Non-Agency MBS that Fair value and other net changes attributable to Non-Agency MBS0.050.11 Net change in value of swap hedges(0.04)(0.07) Book value per common share as of 6/30/19$7.11$7.11

"Core earnings" • Core earnings = GAAP earnings less the impact of unrealized gains and losses on:  CRT securities that are measured at fair value through earnings  Agency MBS and related hedges that are measured at fair value through earnings • Included in Core earnings:  Realized gains and losses  Unrealized gains/losses on residential whole loans that are measured at fair value through earnings • Core earnings  Represents what the Company considers to be economic earnings  Serves as an input to Board’s dividend determination 24

Reconciliation of GAAP to Core earnings

"Core earnings" is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Core earnings excludes certain unrealized gains and losses that we are required to include in GAAP Net Income each period because management believes that these items, which to date have typically resulted from short-term market volatility or other market technical factors and not due to changes in fundamental asset cash flows, are not reflective of the economic income generated by our investment portfolio. Accordingly, we believe that the adjustments to compute Core earnings specified below better allow investors and analysts to evaluate our financial results, including by analyzing changes in our Core earnings between periods. In addition to using Core earnings in the evaluation of investment portfolio performance over time, Management considers estimates of periodic Core earnings as an input to the determination of the level of quarterly dividends to common shareholders that are recommended to the Board of Directors for approval and in its forecasting and decision-making processes relating to the allocation of capital between different asset classes.

We believe that Core earnings provides useful supplemental information to both management and investors in evaluating our financial results. Core earnings should be used in conjunction with results presented in accordance with GAAP. Core earnings does not represent and should not be considered as a substitute for Net Income or Cash Flows from Operating Activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP net income to our non-GAAP Core earnings for each quarter from Q1 2018 through Q2 2019 and for 2018.

(in millions)	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
GAAP Net Income to common stock holders - basic	$ 89.0	$ 84.9	$ 56.9	$ 83.1	$ 66.4	$ 79.4
Adjustments:						
Unrealized loss/(gain) on CRT securities measured at fair value through earnings	2.0	(2.7)	27.2	3.0	2.4	0.9
Unrealized net (gain)/loss on Agency MBS measured at fair value through earnings and related swaps not accounted for as hedging transactions	(0.9)	(4.8)	11.8	1.5	—	—
Total adjustments:	$ 1.1	$ (7.5)	$ 39.0	$ 4.5	$ 2.4	$ 0.9
Core earnings	**$ 90.1**	**$ 77.3**	**$ 95.9**	**$ 87.7**	**$ 68.8**	**$ 80.3**
Core earnings per common share	**$ 0.20**	**$ 0.17**	**$ 0.21**	**$ 0.21**	**$ 0.17**	**$ 0.20**
Core earnings - Annual Period 2018			**$0.79**			
GAAP earnings per common share	**$ 0.20**	**$ 0.19**	**$ 0.13**	**$ 0.19**	**$ 0.17**	**$ 0.20**
GAAP earnings - Annual Period 2018			**$0.68**			

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